                          SECURITIES AND EXCHANGE COMMISSION


                                 WASHINGTON, DC 20549



                                       FORM 8-K



                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                  Date of Report (Date of earliest event reported):
                        December 31, 1996 (December 16, 1996)



                               Suiza Foods Corporation
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         Delaware                  340-28130             75-2559681
     (STATE OR OTHER           (COMMISSION FILE         (IRS EMPLOYER
     JURISDICTION OF                NUMBER)           IDENTIFICATION NO.)
     INCORPORATION)


                         3811 Turtle Creek Blvd., Suite 1300
                                 Dallas, Texas 75219
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)



                 Registrant's telephone number, including area code:
                                   (214) 528-0939

ITEM 2.   FINANCIAL STATEMENTS AND EXHIBITS.

          On December 16, 1996, Suiza Foods Corporation (the "Registrant" or the "Company"), through a wholly-owned acquisition subsidiary, completed the acquisition of substantially all of the assets of Model Dairy, Inc., a Nevada corporation ("Model Dairy"), for approximately $26.2 million in cash, excluding expenses, plus the assumption of certain current liabilities.
Model Dairy, which is based in Reno, Nevada, manufactures and distributes fresh milk and related products in Nevada and Northern California and reported sales of approximately $57 million during its fiscal year ended October 31, 1996. The Company will use the acquired assets to continue operating the business previously operated by Model Dairy. The Company financed the acquisition with borrowings under the acquisition portion of its senior credit facility with a group of banks led by First Union National Bank and First National Bank of Chicago.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

    (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          MODEL DAIRY

             Report of Independent Auditors - Barnard, Vogler & Co. . . . . .  Page F-1
             Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . .  Page F-2
             Statements of Earnings and Retained Earnings . . . . . . . . . .  Page F-3
             Statements of Cash Flows . . . . . . . . . . . . . . . . . . . .  Page F-4
             Notes to Financial Statements. . . . . . . . . . . . . . . . . .  Page F-5

    (B)   PRO FORMA FINANCIAL INFORMATION

          The following unaudited pro forma consolidated financial statements are filed with this report:

             Pro Forma Consolidated Statements of Operations:
              Year Ended December 31, 1995. . . . . . . . . . . . . . . . . .  Page F-15
               Nine Months Ended September 30, 1996 . . . . . . . . . . . . .  Page F-17
             Pro Forma Consolidated Balance Sheet as of September 30, 1996. .  Page F-19

   The unaudited pro forma financial data have been derived by the application of pro forma adjustments to the financial statements of the Company. The pro forma statement of operations data represent income from continuing operations for the year ended December 31, 1995 and for the nine months ended September 30, 1996 and give effect to: (i) the acquisition of Garrido & Company ("Garrido") in July 1996; (ii) the acquisition of Swiss Dairy Corporation ("Swiss Dairy") in September 1996;
(iii) the acquisition of Model Dairy; and (iv) the related borrowings to fund such acquisitions (collectively, the "Transactions"), as if the Transactions had been consummated on January 1, 1995. The pro forma balance sheet data give effect to the acquisition of Model Dairy as if the acquisition had been consummated on September 30, 1996. There is no pro forma balance sheet impact from the Garrido and Swiss Dairy acquisitions because these acquisitions were consummated prior to September 30, 1996 and are reflected in the historical balance sheet as of that date. The pro forma adjustments, which are described in the accompanying notes, are based on available information and certain assumptions that management of the Company believes are reasonable. The pro forma financial data should not be considered indicative of actual results that would have been achieved if the Transactions had been consummated on the dates or for the periods indicated and do not purport to indicate results of operations as of any future date or for any future period.

   The historical amounts in the pro forma statements of operations for Garrido, Swiss Dairy and Model Dairy include the operating results of these entities only for the applicable periods prior to the effective dates of their acquisition by the Company (July 1996 for Garrido, September 1996 for Swiss Dairy and December 1996 for Model Dairy). Because the fiscal year for Garrido ends on June 30 of each year, the financial data for the year ended December 31, 1995 were derived from the aggregation of the unaudited financial information of Garrido for the six month period ended June 30, 1995 in Garrido's 1995 fiscal year and the six month period ended December 31, 1995 in Garrido's 1996 fiscal year; and the financial data for the nine months ended September 30, 1996 were derived from unaudited financial information of Garrido for the six month period ended June 30, 1996 in Garrido's 1996 fiscal year. Because the fiscal year for Model Dairy ends on October 31 of each year, the financial data for the year ended December 31, 1995 represent the financial information of Model Dairy for the fiscal year ended October 31, 1995; and the financial data for the nine months ended September 30, 1996 represent the unaudited financial data of Model Dairy for the same nine month period.

   The unaudited pro forma financial data should be read in conjunction with the historical financial statements of the Company, Garrido, Swiss Dairy and Model Dairy and the related notes.

     (C)  EXHIBITS

          2.1 Asset Purchase Agreement, dated as of December 11, 1996, among Suiza Foods Corporation, a Delaware corporation, Model Dairy, Inc., a Delaware corporation, Model Dairy, Inc., a Nevada corporation, and the stockholders of Model Dairy identified therein.

          23.1 Consent of independent auditors

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
  and Stockholders of
Model Dairy, Inc.
Reno, Nevada

    We have audited the accompanying balance sheets of Model Dairy, Inc. (an S corporation) as of October 31, 1995 and 1994, and the related statements of earnings and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Model Dairy, Inc. as of October 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

BARNARD, VOGLER & CO.
Reno, Nevada
December 14, 1995

                               MODEL DAIRY, INC.
                                 BALANCE SHEETS

                                     ASSETS

                                                                              OCTOBER 31,
                                                                      ----------------------------  SEPTEMBER 30,
                                                                          1994           1995           1996
                                                                      -------------  -------------  -------------
                                                                                                     (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.........................................  $   1,242,695  $   1,456,140  $   1,109,631
  Receivables.......................................................      4,793,522      5,012,989      5,661,557
  Inventories.......................................................      1,723,956      1,855,773      2,052,344
  Prepaid expenses and other current assets.........................         97,737        127,625        164,147
                                                                      -------------  -------------  -------------
    Total current assets............................................      7,857,910      8,452,527      8,987,679
PROPERTY, PLANT AND EQUIPMENT.......................................      3,191,896      4,268,844      4,873,348
INTANGIBLE AND OTHER ASSETS.........................................        473,958        549,839        626,693
                                                                      -------------  -------------  -------------
TOTAL...............................................................  $  11,523,764  $  13,271,210  $  14,487,720
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Acccounts payable and accrued expenses............................  $   3,586,135  $   4,389,494  $   4,357,859
  Current portion of long term debt.................................        250,698        423,916        663,000
                                                                      -------------  -------------  -------------
    Total current liabilities.......................................      3,836,833      4,813,410      5,020,859
LONG-TERM DEBT......................................................        942,202      1,386,304      2,393,769
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, no par value; 2,400 shares authorized, 700 shares
    issued and outstanding..........................................         67,000         67,000         67,000
  Retained earnings.................................................      6,677,729      7,004,496      7,006,092
                                                                      -------------  -------------  -------------
  Total stockholders' equity........................................      6,744,729      7,071,496      7,073,092
                                                                      -------------  -------------  -------------
TOTAL...............................................................  $  11,523,764  $  13,271,210  $  14,487,720
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                             See accompanying notes

                               MODEL DAIRY, INC.

                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS

                                                                                                    ELEVEN MONTHS
                                                                        YEARS ENDED OCTOBER 31,         ENDED
                                                                      ----------------------------  SEPTEMBER 30,
                                                                          1994           1995           1996
                                                                      -------------  -------------  -------------
                                                                                                     (UNAUDITED)
NET SALES...........................................................  $  49,434,727  $  50,846,894  $  51,608,455
COST OF SALES.......................................................     39,770,987     41,309,141     42,374,695
                                                                      -------------  -------------  -------------
  Gross profit......................................................      9,663,740      9,537,753      9,233,760
OPERATING COSTS AND EXPENSES:
  Distribution......................................................      4,166,032      3,920,048      4,051,604
  General and administrative........................................      3,662,429      3,723,719      3,620,238
  Amortization of intangibles.......................................         58,178         20,273          9,895
                                                                      -------------  -------------  -------------
    Total operating costs and expenses..............................      7,886,639      7,664,040      7,681,737
                                                                      -------------  -------------  -------------
INCOME FROM OPERATIONS..............................................      1,777,101      1,873,713      1,552,023
OTHER (INCOME) EXPENSE:
  Interest, net.....................................................         (1,311)        65,975         61,755
  Other income, net.................................................        (51,619)      (115,627)        23,602
                                                                      -------------  -------------  -------------
  Total other (income) expense......................................        (52,930)       (49,652)        85,357
                                                                      -------------  -------------  -------------
EARNINGS BEFORE INCOME TAX..........................................      1,830,031      1,923,365      1,466,666
INCOME TAXES........................................................          1,948          4,789       --
                                                                      -------------  -------------  -------------
NET EARNINGS........................................................      1,828,083      1,918,576      1,466,666
RETAINED EARNINGS, beginning of year................................      6,129,136      6,677,729      7,004,496
CASH DIVIDENDS......................................................     (1,279,490)    (1,591,809)    (1,465,070)
                                                                      -------------  -------------  -------------
RETAINED EARNINGS, end of year......................................  $   6,677,729  $   7,004,496  $   7,006,902
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                             See accompanying notes

                               MODEL DAIRY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                                     ELEVEN MONTHS
                                                                         YEARS ENDED OCTOBER 31,         ENDED
                                                                       ----------------------------  SEPTEMBER 30,
                                                                           1994           1995           1996
                                                                       -------------  -------------  -------------
                                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net earnings.......................................................  $   1,828,083  $   1,918,576   $ 1,466,666
  Adjustments to reconcile net earnings to net cash provided by operating activities
    Depreciation.....................................................        693,056        794,862       783,465
    Amortization of intangibles......................................         58,178         20,273         9,895
    Gain on sale of assets...........................................         (9,396)       (28,750)       (9,200)
    Changes in operating assets and liabilities:
      Receivables....................................................       (181,457)      (174,282)     (739,207)
      Inventories....................................................       (113,595)      (131,817)     (196,571)
      Prepaid expenses and other current assets......................         28,869        (29,888)      (36,522)
      Other assets...................................................         11,747        (14,312)       11,112
      Accounts payable and accrued expenses..........................       (488,409)       803,359       (31,635)
                                                                       -------------  -------------  -------------
    Net cash provided by operating activities........................      1,827,076      3,158,021     1,258,003

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of property, plant and equipment................         27,911         28,750         9,200
  Additions to property, plant and equipment.........................     (1,379,200)    (1,871,810)   (1,387,969)
  Payments for other assets..........................................        (31,374)      (127,027)       (7,222)
                                                                       -------------  -------------  -------------
    Net cash used in investing activities............................     (1,382,663)    (1,970,087)   (1,385,991)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from line of credit.......................................  $     650,000  $     850,000   $ 1,477,862
  Payments on long-term debt.........................................       (260,020)      (232,680)     (231,313)
  Dividends paid.....................................................     (1,279,490)    (1,591,809)   (1,465,070)
                                                                       -------------  -------------  -------------
    Net cash used in financing activities............................       (889,510)      (974,489)     (218,521)
                                                                       -------------  -------------  -------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.................       (445,097)       213,445      (346,509)
CASH AND CASH EQUIVALENTS, beginning of year.........................      1,687,792      1,242,695     1,456,140
                                                                       -------------  -------------  -------------
CASH AND CASH EQUIVALENTS, end of year...............................  $   1,242,695  $   1,456,140   $ 1,109,631
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

SUPPLEMENTAL CASH FLOW DATA
  Cash paid during the year for
    Interest.........................................................  $      54,290  $     131,878   $   121,384
    Income taxes.....................................................         32,974         31,396         6,888

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
  Conversion of accounts receivable into notes receivable............  $     160,202  $    --         $   142,784

                             See accompanying notes

                               MODEL DAIRY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                   YEARS ENDED OCTOBER 31, 1994 AND 1995 AND
              THE UNAUDITED ELEVEN MONTHS ENDED SEPTEMBER 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF OPERATIONS--Model Dairy, Inc. (the "Company") is a Nevada corporation incorporated on November 17, 1965. The Company operates as a creamery, processing raw milk into various milk, ice cream and frozen yogurt products. The Company distributes its manufactured dairy products, as well as other purchased dairy products, to retail and wholesale distributors, grocery stores, restaurants and various institutions, located in northern Nevada and California. The Company provides credit terms to customers generally ranging up to 30 days and performs ongoing credit evaluations of their customers. The preparation of financial statements requires the use of significant estimates and assumptions by management; actual results could differ from these estimates.

    INVENTORIES--Cost of purchased inventories is determined on the first-in, first-out method. Cost of manufactured inventories is based upon standard costs which approximate average costs. All inventories are stated at the lower of cost or market.

    PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method for financial reporting purposes. The estimated useful lives of the assets are:

                                                                                YEARS
                                                                              ---------
Leasehold improvements......................................................      10-39
Automobiles and trucks......................................................        3-7
Machinery and equipment.....................................................       7-10
Office equipment............................................................       3-10

    Capital lease assets are amortized over the shorter of their lease term or their estimated useful lives. Maintenance, repairs and renewals that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Gains and losses on dispositions of property and equipment are included in income.

    INTANGIBLE ASSETS--Intangible assets are stated at cost. Amortization is computed using the straight-line method. The estimated useful lives of assets are:

                                                                                YEARS
                                                                              ---------
Covenant not to compete.....................................................        2-5
Trademarks..................................................................      20-40
Customer lists and routes...................................................       5-10
Goodwill....................................................................         40

    The Company periodically assesses the net realizable value of its intangible assets, as well as all other assets, by comparing the expected future net operating cash flows, undiscounted and without interest charges, to the carrying amount of the underlying assets. The Company would evaluate a potential impairment if the recorded value of these assets exceeded the associated future net operating cash flows. Any potential impairment loss would be measured as the amount by which the carrying value exceeds the fair value of the asset. Fair value of assets would be measured by market value, if an active market exists, or

                               MODEL DAIRY, INC.

                   YEARS ENDED OCTOBER 31, 1994 AND 1995 AND
              THE UNAUDITED ELEVEN MONTHS ENDED SEPTEMBER 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) by a forecast of expected future net operating cash flows, discounted at a rate commensurate with the risk involved.

    REVENUE--Revenue is recognized when the product is shipped to the customer.

    ADVERTISING--The Company expenses advertising costs as incurred. During the years ended October 31, 1994 and 1995, advertising expense approximated $236,000 and $262,000, respectively.

    INCOME TAXES--The Company, with the consent of its shareholders, elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code for the fiscal year beginning November 1, 1988. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company's taxable income.

    Had the Company been subject to state and federal income taxes at the corporate level, the estimated income tax expense would have been approximately $623,000, and $657,000 for the years ended October 31, 1994 and 1995, respectively and $501,000 for the unaudited eleven months in 1996.

    The Company is liable for federal corporate built-in gain taxes attributable to built-in gain realized on the disposition of ordinary income property and short-term capital gain property owned at the time the Subchapter S election was made.

    CASH AND CASH EQUIVALENTS--For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS--Statement of Financial Accounting Standards (SFAS) No. 107 requires the disclosure of an estimate of the fair value of the Company's financial instruments, which consist primarily of accounts and notes receivable, accounts payable and debt. Due to the near-term maturities of accounts receivable and accounts payable, the Company believes that the carrying amounts of these instruments are equivalent to fair value. In the case of notes receivable and debt, the Company believes that the fixed interest rates on notes receivable and the variable interest rate on primarily all debt represent market rates which results in the carrying value of such instruments approximating fair value.

    Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is evaluated by comparing future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition to the carrying amount of the asset.

    These new accounting principles are effective for the Company's fiscal year ending October 31, 1996. The Company believes that these new accounting principles will not have a material impact on its financial position.

    RECLASSIFICATIONS--Certain amounts in 1994 have been reclassified to conform with the 1995 presentation.

                               MODEL DAIRY, INC.

                   YEARS ENDED OCTOBER 31, 1994 AND 1995 AND
              THE UNAUDITED ELEVEN MONTHS ENDED SEPTEMBER 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    UNAUDITED INTERIM FINANCIAL STATEMENTS--The Company's balance sheet as of September 30, 1996 and the statements of earnings and retained earnings and cash flows for the eleven months ended September 30, 1996, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal, recurring adjustments) necessary to present fairly the balance sheet of the Company at September 30, 1996, and the results of operations and cash flows of the Company for the eleven months ended September 30, 1996 have been made. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year.

2. RECEIVABLES

    Receivables consist of the following:

                                                                      OCTOBER 31,
                                                               --------------------------  SEPTEMBER 30,
                                                                   1994          1995           1996
                                                               ------------  ------------  -------------
                                                                                            (UNAUDITED)
Trade accounts receivable....................................  $  4,598,462  $  4,869,483   $ 5,413,030
Current portion of notes receivable..........................       108,570        68,592       106,571
Other........................................................        86,490        74,914       141,956
                                                               ------------  ------------  -------------
                                                               $  4,793,522  $  5,012,989   $ 5,661,557
                                                               ------------  ------------  -------------
                                                               ------------  ------------  -------------

    Included in trade accounts receivable and the current portion of notes receivable are amounts due from certain distributors who are affiliates of the Company's shareholders. These affiliates had the following outstanding balances:

                                                                       OCTOBER 31,
                                                                  ----------------------  SEPTEMBER 30,
                                                                     1994        1995          1996
                                                                  ----------  ----------  -------------
                                                                                           (UNAUDITED)
Trade accounts receivable.......................................  $  388,862  $  539,496   $   827,561
Current portion of notes receivable.............................      59,113      34,846        38,262
                                                                  ----------  ----------  -------------
                                                                  $  447,975  $  574,342   $   865,823
                                                                  ----------  ----------  -------------
                                                                  ----------  ----------  -------------

    Accounts and notes receivable are considered fully collectible by management. Therefore, no allowance for doubtful accounts is included in the financial statements.

                               MODEL DAIRY, INC.

                   YEARS ENDED OCTOBER 31, 1994 AND 1995 AND
              THE UNAUDITED ELEVEN MONTHS ENDED SEPTEMBER 30, 1996

3. INVENTORIES

    Inventories consist of the following:

                                                                     OCTOBER 31,
                                                              --------------------------  SEPTEMBER 30,
                                                                  1994          1995          1996
                                                              ------------  ------------  -------------
                                                                                           (UNAUDITED)
Raw materials...............................................  $    681,773  $    838,075  $     861,239
Finished goods..............................................     1,042,183     1,017,698      1,191,105
                                                              ------------  ------------  -------------
                                                              $  1,723,956  $  1,855,773  $   2,052,344
                                                              ------------  ------------  -------------
                                                              ------------  ------------  -------------

4. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment, together with accumulated depreciation, consist of the following:

                                                                      OCTOBER 31,
                                                               --------------------------  SEPTEMBER 30,
                                                                   1994          1995          1996
                                                               ------------  ------------  -------------
                                                                                            (UNAUDITED)
Automobiles and trucks.......................................  $  3,013,498  $  3,141,602   $ 3,470,695
Machinery and equipment......................................     4,474,022     5,092,967     5,585,461
Leasehold improvements.......................................       693,451     1,782,953     1,785,333
Office equipment.............................................       611,801       655,742       692,148
Construction in progress.....................................       573,716       393,702       894,753
                                                               ------------  ------------  -------------
                                                                  9,366,488    11,066,966    12,428,390
Less accumulated depreciation................................    (6,174,592)   (6,798,122)   (7,555,042)
                                                               ------------  ------------  -------------
                                                               $  3,191,896  $  4,268,844   $ 4,873,348
                                                               ------------  ------------  -------------
                                                               ------------  ------------  -------------

    Depreciation expense was $693,056 and $794,862 in 1994 and 1995, respectively, and $783,465 for the unaudited eleven months in 1996.

    The Company follows the policy of capitalizing interest as a component of the cost of property, plant, and equipment constructed for its own use. For the year ended October 31, 1994, total interest incurred was $70,526, of which $13,593 was capitalized and $56,933 was charged to operations. For the year ended October 31, 1995, total interest incurred was $163,778 of which $23,297 was capitalized and $140,481 was charged to operations. For the unaudited eleven months ended September 30, 1996, total interest incurred was $158,384, of which $37,000 was capitalized and $121,384 was charged to operations.

                               MODEL DAIRY, INC.

                   YEARS ENDED OCTOBER 31, 1994 AND 1995 AND
              THE UNAUDITED ELEVEN MONTHS ENDED SEPTEMBER 30, 1996

5. INTANGIBLE AND OTHER ASSETS

    Intangible and other assets consist of the following:

                                                                       OCTOBER 31,
                                                                  ----------------------  SEPTEMBER 30,
                                                                     1994        1995         1996
                                                                  ----------  ----------  -------------
                                                                                           (UNAUDITED)
Intangible assets...............................................  $  123,399  $  103,126   $    93,231
Long term portion of notes receivable...........................     132,546      87,361       178,000
Investments, deposits and other.................................     218,013     359,352       355,462
                                                                  ----------  ----------  -------------
                                                                  $  473,958  $  549,839   $   626,693
                                                                  ----------  ----------  -------------
                                                                  ----------  ----------  -------------

    The above intangible assets, together with accumulated amortization, consist of the following:

                                                                      OCTOBER 31,
                                                                ------------------------  SEPTEMBER 30,
                                                                   1994         1995          1996
                                                                -----------  -----------  -------------
                                                                                           (UNAUDITED)
Covenants not to compete......................................  $   601,950  $   601,950   $   --
Trademarks....................................................       48,488       48,488        48,488
Customer lists and routes.....................................      163,821      163,821       113,821
Goodwill......................................................       29,346       29,346        29,346
Loan fees.....................................................        9,000        9,000         9,000
                                                                -----------  -----------  -------------
                                                                    852,605      852,605       200,655
Less accumulated amortization.................................     (729,206)    (749,479)     (107,424)
                                                                -----------  -----------  -------------
                                                                $   123,399  $   103,126   $    93,231
                                                                -----------  -----------  -------------
                                                                -----------  -----------  -------------

    Amortization expense consisted of $58,178 and $20,273 in 1994 and 1995, respectively, and $9,895 for the unaudited eleven months in 1996.

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

    Accounts payable and accrued expenses consist of the following:

                                                                      OCTOBER 31,
                                                               --------------------------  SEPTEMBER 30,
                                                                   1994          1995          1996
                                                               ------------  ------------  -------------
                                                                                            (UNAUDITED)
Trade accounts payable.......................................  $  2,746,057  $  3,593,510   $ 3,736,328
Accrued payroll and benefits.................................       649,322       679,847       500,671
Other........................................................       190,756       116,137       120,860
                                                               ------------  ------------  -------------
                                                               $  3,586,135  $  4,389,494   $ 4,357,859
                                                               ------------  ------------  -------------
                                                               ------------  ------------  -------------

                               MODEL DAIRY, INC.

                   YEARS ENDED OCTOBER 31, 1994 AND 1995 AND
              THE UNAUDITED ELEVEN MONTHS ENDED SEPTEMBER 30, 1996

7. LONG TERM DEBT

    Long-term debt consists of the following:

                                                                 OCTOBER 31,
                                                          --------------------------  SEPTEMBER 30,
                                                              1994          1995          1996
                                                          ------------  ------------  -------------
                                                                                       (UNAUDITED)
Credit agreement:
  Line of credit........................................  $    650,000  $  1,418,865   $ 1,169,642
  Term loans............................................                                 1,625,540
Note payable to Creamland Dairy.........................       383,586       309,823       236,840
Capital lease obligations...............................       136,635        81,532        24,747
Other...................................................        22,679
                                                          ------------  ------------  -------------
                                                             1,192,900     1,810,220     3,056,769
Less current portion....................................      (250,698)     (423,916)     (663,000)
                                                          ------------  ------------  -------------
                                                          $    942,202  $  1,386,304   $ 2,393,769
                                                          ------------  ------------  -------------
                                                          ------------  ------------  -------------

    LINE OF CREDIT--On March 30, 1994, the Company entered into a business loan agreement with Bank of America for a line of credit and a letter of credit. The line of credit totals $1,500,000. This is a non-revolving line of credit available to be drawn against for the period between the date of the agreement and June 5, 1995. After June 5, 1995, the Company is required to begin repayment under a term repayment option. The proceeds from this line were used for adding a new cooler facility to the existing creamery plant. The interest rate is the bank's reference rate plus one-half of one percentage point. Monthly interest payments begin on May 1, 1994, and continue until the principal is paid in full. Principal payments are to be paid in sixty successive equal monthly installments of $31,900 starting July 5, 1995. On June 5, 2000, the remaining principal balance plus any interest is due in full. At October 31, 1994 and 1995 and the unaudited September 30, 1996, $650,000, $1,418,865 and $1,169,642 was
outstanding on the line of credit with an interest rate of 8.25%, 9.25% and 7.5%, respectively.

    Under this same agreement, the Bank has provided a letter of credit to the State of Nevada Department of Commerce for workmen's compensation for the Company.

    Under the terms of the business loan agreement, the Company is required to maintain minimum working capital of $1,500,000, maintain tangible net worth equal to at least $4,000,000, maintain a ratio of total liabilities to tangible net worth not greater than 1.50 to 1.00, and maintain a debt service coverage ratio of at least 1.25 to 1.00. At October 31, 1994 and 1995, the Company was in compliance with all terms of the business loan agreement.

    The line of credit and the letter of credit are collateralized by the personal guarantees of the shareholders of the Company.

    TERM LOANS--During the unaudited eleven months in 1996, the Company entered into a $1.5 million term loan agreement with Bank of America to fund the expansion of the Company's ice cream freezer and an equipment loan with Bank of America to acquire related equipment. The freezer expansion term loan was fully funded by the bank, requires monthly installment payments of $30,200 and bears the same interest rate as the line of credit.

                               MODEL DAIRY, INC.

                   YEARS ENDED OCTOBER 31, 1994 AND 1995 AND
              THE UNAUDITED ELEVEN MONTHS ENDED SEPTEMBER 30, 1996

7. LONG TERM DEBT (CONTINUED)
    In connection with these new loans with Bank of America, the existing loan covenants were revised to require the Company to maintain minimum working capital of $2,000,000, maintain tangible net worth equal to at least $5,000,000, maintain a ratio of total liabilities to tangible net worth not greater than
1.50 to 1.00 and maintain a debt service coverage ratio of at least 1.50 to
1.00. At September 30, 1996, the Company was in compliance with all terms of revised bank covenants.

    OTHER NOTES--The note payable to Creamland Dairy was issued in the original face amount of $600,000, is secured by an irrevocable, unsecured letter of credit with Pioneer Citizens Bank and is payable in monthly installments of $8,482 including interest at 8% through May 1, 1999.

    CAPITAL LEASE OBLIGATIONS--In 1991, the Company entered into a lease obligation for machinery which has been classified as a capital lease. The machinery is included in machinery and equipment at a cost of $269,307, with accumulated depreciation in the amount of $87,525, $114,456 and $139,143 at October 31, 1994 and 1995 and unaudited September 30, 1996, respectively.

    Minimum future lease payments under the capital lease as of October 31, 1995, for the remaining term of the lease and in the aggregate are:

Total minimum lease payments for 1996..................................  $  88,122
Less amount representing interest......................................     (6,590)
                                                                         ---------
Present value of net minimum lease payments............................     81,532
Less current portion...................................................    (81,532)
                                                                         ---------
                                                                         $  --
                                                                         ---------
                                                                         ---------

    The interest rate on the capitalized lease of 12.3% is imputed based on the Company's incremental borrowing rate at the inception of the lease.

    DEBT MATURITIES--Maturities of current and long-term debt, excluding the capital lease obligations, are as follows:

YEAR ENDING OCTOBER 31,                                                                   AMOUNT
-------------------------------------------------------------------------------------  ------------
  1996...............................................................................  $    342,384
  1997...............................................................................       374,352
  1998...............................................................................       409,316
  1999...............................................................................       395,809
  2000...............................................................................       206,827
                                                                                       ------------
                                                                                       $  1,728,688
                                                                                       ------------
                                                                                       ------------

8. EMPLOYEE BENEFIT PLANS

    PROFIT SHARING PLAN--The Company maintains a profit sharing plan for all qualified officers and employees except those covered by a collective bargaining agreement. The amount of the contribution is determined annually by the board of directors. Allocation of the contribution among officers and employees is based on the amount of salary or wages earned. The contribution expense was $202,164 and

                               MODEL DAIRY, INC.

                   YEARS ENDED OCTOBER 31, 1994 AND 1995 AND
              THE UNAUDITED ELEVEN MONTHS ENDED SEPTEMBER 30, 1996

8. EMPLOYEE BENEFIT PLANS (CONTINUED)
$200,000 in 1994 and 1995, respectively. No profit sharing contribution expense has been recognized or is anticipated during the unaudited eleven months in 1996.

    PENSION PLANS--Under the terms of a collective bargaining agreement ("Agreement"), the Company is required to contribute for each employee covered by the Agreement a stipulated amount into the Teamsters Pension Trust Fund. Contributions to the fund are based on the total straight-time hours worked during each month, including amounts paid for vacation, holiday, and sick leave. For the years ended October 31, 1994 and 1995, the Agreement stipulated a contribution rate of $.77 per hour. For 1994, 1995 and the unaudited eleven months in 1996, the amount of pension expense was $163,336, $172,376 and $180,485, respectively.

    In addition, the Company sponsors a supplementary defined contribution pension plan for all employees covered by the Agreement. Contributions to the plan are based on the total straight-time hours worked during each month, but are limited to 173 hours per employee per month. For the years ended October 31, 1994 and 1995, the Agreement stipulated a contribution rate of $.85 per hour. For 1994, 1995 and the unaudited eleven months in 1996, the amount of supplementary pension expense was $163,553, $177,980 and $162,925, respectively.

9. OPERATING LEASES


    The Company leases its main plant under two fifteen year operating leases expiring April 30, 2003 and December 31, 2004. Additional warehouse space is occupied under five operating leases. One lease, expiring August 31, 2000, provided for a rental increase on September 1, 1995, to give effect to changes in the cost of living index. In addition, the lease contains an option to renew for three successive five-year periods. The remaining four leases are on a month-to-month basis. Under all leases the Company is responsible for insurance, taxes and normal maintenance of the facilities.

    The following is a schedule of future minimum rental payments (net of sublease income) required under operating leases that have initial or remaining noncancelable lease terms in excess of one year:

YEAR ENDING OCTOBER 31,                                 AMOUNT
--------------------------------------------------  --------------
1996..............................................  $      509,181
1997..............................................         509,181
1998..............................................         509,181
1999..............................................         509,181
2000..............................................         502,813
Thereafter........................................       1,463,440
                                                    --------------
                                                    $    4,002,977
                                                    --------------
                                                    --------------

    Minimum lease payments in this schedule exclude rentals under renewal options.

    Total rental expense for all operating leases, net of sublease rentals, was $708,070, $733,585 and $697,129 for 1994 and 1995 and for the interim period in 1996, respectively.

                               MODEL DAIRY, INC.

                   YEARS ENDED OCTOBER 31, 1994 AND 1995 AND
              THE UNAUDITED ELEVEN MONTHS ENDED SEPTEMBER 30, 1996

10. MAJOR CUSTOMERS, SUPPLIERS AND CONCENTRATION OF CREDIT RISK

    The Company had sales to a major customer comprising approximately 24%, 23% and 25% of net sales in 1994 and 1995 and the unaudited eleven months in 1996, respectively. At October 31, 1994 and 1995 and the unaudited September 30, 1996, amounts due from that customer included in trade accounts receivable were $1,028,894, $716,150 and $894,090, respectively. Credit is granted to customers, substantially all of whom are located in northern Nevada and northern California.

    During 1994 and 1995, the Company purchased all of its fluid raw milk from one supplier. At October 31, 1994 and 1995 and the unaudited eleven months in 1996, amounts due to that supplier included in accounts payable were $1,080,937, $1,609,818 and $1,978,733, respectively.

    The Company maintains the majority of its cash accounts in two banking institutions located in Reno, Nevada. Accounts at each institution are insured up to $100,000. A summary of the total insured and uninsured amounts held at the institutions at October 31, 1995, follows:

Total cash held.................................................  $1,664,463
Portion insured.................................................     109,954
                                                                  ----------
Uninsured cash balance..........................................  $1,554,509
                                                                  ----------
                                                                  ----------

11. RELATED PARTY TRANSACTIONS

    The principal owners of the Company are also principal owners of several affiliated companies. The Company made sales of approximately $3,260,325, $3,531,888 and $3,680,784 in 1994 and 1995 and the unaudited eleven months in 1996, respectively, to the affiliated companies. Accounts receivable from affiliated companies were $388,351, $539,496 and $827,561 at October 31, 1994 and 1995 and unaudited September 30, 1996, respectively.

    The Company also rented real property from related parties who are principal stockholders. Total rental payments to these individuals were $582,576, $592,176 and $544,000 in 1994 and 1995 and unaudited September 30, 1996, respectively.

    Notes receivable from related parties consist of the following:

                                                             OCTOBER 31,
                                                    ------------------------------  SEPTEMBER 30,
                                                         1994            1995           1996
                                                    --------------  --------------  -------------
                                                                                     (UNAUDITED)
6% note from affiliated company...................  $       76,089  $       23,702   $    23,702
8% note from affiliated company...................        --                15,741        14,560
                                                    --------------  --------------  -------------
                                                            76,089          39,443        38,262
Less current portion..............................         (59,113)        (34,846)      (38,262)
                                                    --------------  --------------  -------------
                                                    $       16,976  $        4,597   $   --
                                                    --------------  --------------  -------------
                                                    --------------  --------------  -------------

                               MODEL DAIRY, INC.

                   YEARS ENDED OCTOBER 31, 1994 AND 1995 AND
              THE UNAUDITED ELEVEN MONTHS ENDED SEPTEMBER 30, 1996

12. COMMITMENTS AND CONTINGENCIES

    WORKERS' COMPENSATION--Effective May 1, 1990, the Company adopted a partially self-insured workers' compensation plan. Under the plan, the Company pays up to $350,000 per occurrence; claims above $350,000 are covered up to statutory limits by an insurance policy. In addition, the Company maintains a cash flow protection endorsement limiting the annual liability to $90,000 per occurrence. The Company estimates its liabilities for unpaid claims based on the data supplied to them by their insurance administrators. The amount of estimated unpaid claims in the accompanying financial statements is $127,024, $24,846 and $42,500 at October 31, 1994 and 1995 and unaudited September 30, 1996, respectively.

    A self-insured employer is required to deposit with the commissioner of the State of Nevada Department of Commerce an amount reasonably sufficient to ensure payment of compensation, but in no event may it be less than 105 percent of the employer's expected annual incurred cost of claims, or less than $100,000. At October 31, 1994 and 1995 and unaudited September 30, 1996, the Company has provided as security an unsecured letter of credit from Bank of America for $116,000, $132,000 and $110,000, respectively.

    PURCHASE AGREEMENTS--In conjunction with an equipment acquisition, the Company has agreed to purchase at least 90% of its sweetener requirement from Liquid Sugars, Inc. for the period of time covered by their contract payable ending October 1, 1995.

    In November of 1993, the Company entered into a commitment agreement with Purity to purchase packaging inventory for a certain product. Purity has provided the Company with equipment for use in packaging this finished product. Under the terms of the agreement, once the Company has fulfilled the purchase commitment, the equipment becomes the property of the Company. The inventory purchased includes an additional charge for this equipment. Based on current market prices at October 31, 1994 and 1995, the total remaining committed purchases approximate $1,180,000 and $634,000, respectively. The costs incurred to purchase this packaging inventory approximated $522,000 and $570,000 during the years ended October 31, 1994 and 1995, respectively. The commitment agreement is anticipated to be fulfilled by February of 1997.

    CONSTRUCTION CONTRACT--In May of 1994, the Company entered into a contract with Zero Temp, Inc. to construct a new cold storage facility to their existing creamery plant. The terms of the payments were based on percentage of completion determined by the contractor. Total costs incurred of $382,710 were included in construction in progress at October 31, 1994. At October 31, 1994, the Company was committed to an additional $255,140 of construction costs under this contract. Construction was completed during the year ended October 31, 1995 and no further commitment existed.

    In May of 1996, the Company entered into a similar contract with Tri-Com Refrigeration, Inc., to construct a new freezer facility. Total costs incurred of $164,675 were included in construction in progress at September 30, 1996. At September 30, 1996, the Company was commited to an additional $512,054 of construction costs under this contract.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                            HISTORICAL
                                            ------------------------------------------
                                               THE                  SWISS      MODEL       PRO FORMA
                                             COMPANY    GARRIDO     DAIRY      DAIRY      ADJUSTMENTS      PRO FORMA
                                            ---------  ---------  ---------  ---------  ----------------  -----------
Net sales.................................  $ 430,466  $  26,226  $ 126,647  $  50,847  $      --          $ 634,186
Cost of sales.............................    312,633     17,242    111,798     41,309     (1,077)(a)(b)     481,905
                                            ---------  ---------  ---------  ---------                    -----------
  Gross profit............................    117,833      8,984     14,849      9,538                       152,281
Operating expenses:
  Selling and distribution................     64,289      2,506      7,852      3,920     (1,241)(a)(b)      77,326
  General and administrative..............     19,277      2,041      2,483      3,724     (1,354)(a)(b)      26,171
  Amortization of intangibles and other...      3,703     --         --             20      2,179(c)           5,902
                                            ---------  ---------  ---------  ---------                    -----------
    Total operating costs and expenses....     87,269      4,547     10,335      7,664                       109,399
                                            ---------  ---------  ---------  ---------                    -----------
Income from operations....................     30,564      4,437      4,514      1,874                        42,882
Other (income) expense:
  Interest expense, net...................     19,921        349     --             66      7,528(d)          27,864
  Merger and other costs..................     10,238     --         --         --                            10,238
  Other income, net.......................       (469)      (110)      (270)      (116)                         (965)
                                            ---------  ---------  ---------  ---------                    -----------
    Total other (income) expense..........     29,690        239       (270)       (50)                       37,137
                                            ---------  ---------  ---------  ---------                    -----------
Income before income taxes................        874      4,198      4,784      1,924                         5,745
Income taxes..............................      2,450        589         65          5        628(e)           3,737
                                            ---------  ---------  ---------  ---------                    -----------
Income (loss) from continuing operations..  $  (1,576) $   3,609  $   4,719  $   1,919                     $   2,008
                                            ---------  ---------  ---------  ---------                    -----------
                                            ---------  ---------  ---------  ---------                    -----------
Income (loss) per share from continuing
  operations..............................  $   (0.26)                                                     $    0.30
                                            ---------                                                     -----------
                                            ---------                                                     -----------
Weighted average shares outstanding.......  6,109,398                                                      6,782,907
                                            ---------                                                     -----------
                                            ---------                                                     -----------

--------------------------
(a) Excess of historical depreciation expense over the depreciation of the fair value of property and equipment acquired, as follows:

                                                           GARRIDO     SWISS DAIRY     MODEL DAIRY      TOTAL
                                                         -----------  -------------  ---------------  ---------
Cost of sales..........................................   $     (84)    $    (170)      $     (68)    $    (322)
Selling and distribution...............................         (15)         (149)            (68)         (232)
General and administration.............................         (13)          (16)            (15)          (44)
                                                              -----         -----           -----     ---------
                                                          $    (112)    $    (335)      $    (151)    $    (598)
                                                              -----         -----           -----     ---------
                                                              -----         -----           -----     ---------

(b) Elimination of (i) salaries and benefits paid primarily to former shareholders of Swiss Dairy and Model Dairy, whose employment was either terminated or salaries reduced, and (ii) certain related party rentals at Model Dairy, as part of the respective acquisition agreements, resulting in a reduction of historical costs of sales, selling and distribution and general and administrative costs, as follows:

                                                                   SWISS DAIRY    MODEL DAIRY     TOTAL
                                                                  -------------  -------------  ---------
Cost of sales...................................................    $    (620)     $    (135)   $    (755)
Selling and distribution........................................         (245)          (764)      (1,009)
General and administration......................................         (702)          (608)      (1,310)
                                                                  -------------  -------------  ---------
                                                                    $  (1,567)     $  (1,507)   $  (3,074)
                                                                  -------------  -------------  ---------
                                                                  -------------  -------------  ---------

(c) Amortization of goodwill and other intangibles in excess of historical amounts, as follows:

                                                     LIFE        GARRIDO     SWISS DAIRY     MODEL DAIRY      TOTAL
                                                      ---      -----------  -------------  ---------------  ---------
Organization costs..............................           5    $       5     $       5       $       5     $      15
Tradename.......................................          25       --            --                 120           120
Customer list...................................          10       --            --                 400           400
Goodwill........................................          40          494         1,000             150         1,644
                                                                    -----        ------           -----     ---------
                                                                $     499     $   1,005       $     675         2,179
                                                                    -----        ------           -----     ---------
                                                                    -----        ------           -----     ---------

(d) Pro forma interest expense on the average outstanding balance of new borrowings used to fund the acquisitions at an assumed interest rate of 7.25%, net of the reduction of historical interest expense related to the historical debt repaid.

                                                                                                TOTAL
                                                                                              ---------
Garrido.....................................................................................  $   2,083
Swiss Dairy.................................................................................      3,737
Model Dairy.................................................................................      1,708
                                                                                              ---------
                                                                                              $   7,528
                                                                                              ---------
                                                                                              ---------

(e) Estimated pro forma adjustment to reflect income taxes at the Company's estimated effective tax rate of 4% for Garrido, 40% for Swiss Dairy and 35% for Model Dairy.

                                                                                                 TOTAL
                                                                                               ---------
Garrido......................................................................................  $    (502)
Swiss Dairy..................................................................................        715
Model Dairy..................................................................................        415
                                                                                               ---------
                                                                                               $     628
                                                                                               ---------
                                                                                               ---------

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                          HISTORICAL
                                          ------------------------------------------
                                             THE                  SWISS      MODEL       PRO FORMA
                                           COMPANY    GARRIDO     DAIRY      DAIRY      ADJUSTMENTS      PRO FORMA
                                          ---------  ---------  ---------  ---------  ----------------  -----------
Net sales...............................  $ 364,611  $  13,228  $  75,615  $  42,879  $      --          $ 496,333
Cost of sales...........................    267,131      8,982     65,462     35,171       (872)(a)(b)     375,874
                                          ---------  ---------  ---------  ---------                    -----------
    Gross profit........................     97,480      4,246     10,153      7,708                       120,459
Operating expenses:
  Selling and distribution..............     52,215      1,428      5,153      3,350     (1,131)(a)(b)      61,015
  General and administrative............     15,661      1,163      1,458      3,019       (983)(a)(b)      20,318
  Amortization of intangibles and
    other...............................      3,200     --         --              8      1,455(c)           4,663
                                          ---------  ---------  ---------  ---------                    -----------
    Total operating costs and expenses..     71,076      2,591      6,611      6,377                        85,996
                                          ---------  ---------  ---------  ---------                    -----------
Income from operations..................     26,404      1,655      3,542      1,331                        34,463
Other (income) expense:
  Interest expense, net.................     12,844        131        (51)        51      4,625(d)          17,600
  Merger and other costs................        571     --         --         --                               571
  Other income, net.....................     (3,389)      (237)      (318)        23                        (3,921)
                                          ---------  ---------  ---------  ---------                    -----------
    Total other (income) expense........     10,026       (106)      (369)        74                        14,250
                                          ---------  ---------  ---------  ---------                    -----------
Income before income taxes..............     16,378      1,761      3,911      1,257                        20,213
Income taxes (benefit)..................     (7,495)      (478)        57     --          1,705(e)          (6,211)
                                          ---------  ---------  ---------  ---------                    -----------
Income from continuing operations.......  $  23,873  $   2,239  $   3,854  $   1,257                     $  26,424
                                          ---------  ---------  ---------  ---------                    -----------
                                          ---------  ---------  ---------  ---------                    -----------
Income per share from continuing
 operations.............................  $    2.55                                                      $    2.82
                                          ---------                                                     -----------
                                          ---------                                                     -----------
Weighted average shares outstanding.....  9,360,539                                                      9,360,539
                                          ---------                                                     -----------
                                          ---------                                                     -----------

--------------------------
(a) Excess of historical depreciation expense over the depreciation of the fair value of property and equipment acquired, as follows:

                                                                 GARRIDO     SWISS DAIRY     MODEL DAIRY      TOTAL
                                                               -----------  -------------  ---------------  ---------
Cost of sales................................................   $     (42)    $    (225)      $     (88)    $    (355)
Selling and distribution.....................................          (8)         (199)            (88)         (295)
General and administration...................................          (6)          (22)            (20)          (48)
                                                                      ---         -----           -----     ---------
                                                                $     (56)    $    (446)      $    (196)    $    (698)
                                                                      ---         -----           -----     ---------
                                                                      ---         -----           -----     ---------

(b) Elimination of (i) salaries and benefits paid primarily to former shareholders of Swiss Dairy and Model Dairy, whose employment was either terminated or salaries reduced, and (ii) certain related party rentals at Model Dairy, as part of the respective acquisition agreements, resulting in a reduction of historical costs of sales, selling and distribution and general and administrative costs, as follows:

                                                                         SWISS DAIRY    MODEL DAIRY     TOTAL
                                                                        -------------  -------------  ---------
Cost of sales.........................................................    $    (517)     $  --        $    (517)
Selling and distribution..............................................         (240)          (596)        (836)
General and administration............................................         (352)          (583)        (935)
                                                                        -------------  -------------  ---------
                                                                          $  (1,109)     $  (1,179)   $  (2,288)
                                                                        -------------  -------------  ---------
                                                                        -------------  -------------  ---------

(c) Amortization of goodwill and other intangibles in excess of historical amounts, as follows:

                                                           LIFE        GARRIDO      SWISS DAIRY      MODEL DAIRY      TOTAL
                                                            ---      -----------  ---------------  ---------------  ---------
Organization costs....................................           5    $       3      $       4        $       4     $      11
Tradename.............................................          25       --             --                   90            90
Customer list.........................................          10       --             --                  300           300
Goodwill..............................................          40          250            684              120         1,054
                                                                          -----          -----            -----     ---------
                                                                      $     253      $     688        $     514     $   1,455
                                                                          -----          -----            -----     ---------
                                                                          -----          -----            -----     ---------

(d) Pro forma interest expense on the average outstanding balance of new borrowings used to fund the acquisitions at an assumed interest rate of 7.25%, net of the reduction of historical interest expense related to the historical debt repaid.

                                                                                                      TOTAL
                                                                                                    ---------
Garrido...........................................................................................  $     979
Swiss Dairy.......................................................................................      2,502
Model Dairy.......................................................................................      1,144
                                                                                                    ---------
                                                                                                    $   4,625
                                                                                                    ---------
                                                                                                    ---------

(e) Estimated pro forma adjustment to reflect income taxes at the Company's estimated effective tax rate of 4% for Garrido, 40% for Swiss Dairy and 35% for Model Dairy.

                                                                                                      TOTAL
                                                                                                    ---------
Garrido...........................................................................................  $     511
Swiss Dairy.......................................................................................        853
Model Dairy.......................................................................................        341
                                                                                                    ---------
                                                                                                    $   1,705
                                                                                                    ---------
                                                                                                    ---------

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1996
                                 (IN THOUSANDS)

                                                                     HISTORICAL
                                                                ---------------------
                                                                   THE        MODEL      PRO FORMA
                                                                 COMPANY      DAIRY     ADJUSTMENTS     PRO FORMA
                                                                ----------  ---------  --------------  -----------
Current assets:
  Cash and cash equivalents...................................  $    9,288  $   1,110  $     --         $  10,398
  Accounts receivable, net....................................      47,729      5,662          (19)(b)     53,372
  Inventories.................................................      15,853      2,052                      17,905
  Prepaid expenses and other current assets...................       3,162        164                       3,326
  Deferred income taxes.......................................       2,127     --                           2,127
                                                                ----------  ---------                  -----------
    Total current assets......................................      78,159      8,988                      87,128
Property and equipment........................................     112,280      4,873        3,578(b)     120,731
Deferred income taxes.........................................       7,792     --                           7,792
Intangible and other assets...................................     151,439        627       13,397(b)     165,463
                                                                ----------  ---------                  -----------
Total assets..................................................  $  349,670  $  14,488                   $ 381,114
                                                                ----------  ---------                  -----------
                                                                ----------  ---------                  -----------
Current liabilities:
  Accounts payable and accrued expenses.......................  $   43,702  $   4,358  $       238(a)   $  48,298
  Income taxes payable........................................         539     --                             539
  Current portion of long-term debt...........................      11,637        663         (663)(a)     11,637
                                                                ----------  ---------                  -----------
    Total current liabilities.................................      55,878      5,021                      60,474
Long-term debt................................................     204,316      2,394       24,454(a)     231,164
Stockholders' equity:
  Common stock................................................         107         67          (67)(b)        107
  Additional paid-in capital..................................      89,337     --                          89,337
  Retained earnings...........................................          32      7,006       (7,006)(b)         32
                                                                ----------  ---------                  -----------
    Total stockholders equity.................................      89,476      7,073                      89,476
                                                                ----------  ---------                  -----------
Total liabilities and equity..................................  $  349,670  $  14,488                   $ 381,114
                                                                ----------  ---------                  -----------
                                                                ----------  ---------                  -----------

------------------------
(a) In December 1996, the Company completed the acquisition of substantially all the net assets of Model Dairy for a purchase price of $26.2 million, including acquired cash and excluding $.9 million in related expenses. The total purchase price was funded primarily with borrowings under the Company's Senior Credit Facility, a portion of which was used to repay indebtedness at Model Dairy, as follows (in thousands):

Credit agreement borrowings..............................................................................   $  26,848
Accrued expenses.........................................................................................         250
                                                                                                           -----------
Total purchase price.....................................................................................      27,098
Repayment of existing indebtedness
  Accrued interest.......................................................................................         (12)
  Current portion........................................................................................        (663)
  Long-term portion......................................................................................      (2,394)
                                                                                                           -----------
    Net purchase price...................................................................................   $  24,029
                                                                                                           -----------
                                                                                                           -----------

(b) The above acquisition resulted in an excess of the purchase price over the historical net assets acquired, which was allocated to the net assets acquired as follows:

Net purchase price.......................................................................................  $  24,029
Historical carrying value of net assets:
  Total net assets.......................................................................................      7,073
  Less net assets not assumed:
    Accounts receivable..................................................................................        (19)
    Intangible and other assets..........................................................................       (439)
                                                                                                           ---------
      Historical carrying value of net assets acquired...................................................      6,615
                                                                                                           ---------
Excess of net purchase price over historical carrying value..............................................  $  17,414
                                                                                                           ---------
                                                                                                           ---------
Allocation of excess purchase price:
  Excess fair value of property and equipment............................................................  $   3,578
  Intangible assets......................................................................................     13,836
                                                                                                           ---------
                                                                                                           $  17,414
                                                                                                           ---------
                                                                                                           ---------

                                 SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

    Dated:  December 31, 1996               SUIZA FOODS CORPORATION




                                            By: /s/ Tracy L. Noll
                                               ----------------------------
                                                    Tracy L. Noll
                                                    CHIEF FINANCIAL OFFICER

                              INDEX TO EXHIBITS

Exhibit
Number                             Description
-------                            -----------

 2.1 Asset Purchase Agreement, dated as of December 11, 1996, among Suiza Foods Corporation, a Delaware corporation, Model Dairy, Inc., a Delaware corporation, Model Dairy, Inc., a Nevada corporation, and the stockholders of Model Dairy identified therein.

23.1       Consent of Independent Auditors